EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2022, with respect to the financial statements and supplemental schedule included in the Annual Report of the CTS Corporation Retirement Savings Plan on Form 11-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statement of CTS Corporation on Form S-8 (File No. 333-106614).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 28, 2022